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                                                                  Exhibit 99(b)

                                 ONCOR ELECTRIC DELIVERY COMPANY
                               Certificate Pursuant to Section 906
                                 of Sarbanes - Oxley Act of 2002
                                       CERTIFICATION OF CEO

         The undersigned, Erle Nye, Chairman of the Board and Chief Executive of Oncor Electric Delivery Company (the "Company"), DOES HEREBY CERTIFY that:

      1. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 15th day of May, 2003.





                                          /s/   Erle Nye
                                 ----------------------------------------
                                 Name: Erle Nye
                                 Title: Chairman of the Board and Chief
                                        Executive









A signed  original of this  written  statement  required by Section 906 has been provided to Oncor Electric  Delivery  Company and will be retained by Oncor
Electric   Delivery  Company  and  furnished  to  the  Securities  and  Exchange
Commission or its staff upon request.